Exhibit 4.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (including all exhibits hereto and as may be amended, supplemented or amended and restated from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of February 8, 2019 by and among PetroQuest Energy, Inc., a Delaware corporation (the “Company”), and the other parties signatory hereto and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant hereto.

WHEREAS, on November 6, 2018, PetroQuest Energy, Inc. and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”);

WHEREAS, the Chapter 11 Plan of Reorganization of the Debtors, Case No. 18-36322 (DRJ) (including all exhibits, schedules and supplements thereto and as amended from time to time, the “Plan”) was confirmed by the Bankruptcy Court on January 31, 2019; and

WHEREAS, the Plan provides that the Company will enter into a registration rights agreement with certain recipients of the shares of Common Stock (as defined below) and Senior Secured PIK Notes (as defined below) of the Company, in accordance with the terms set forth in the Plan; and

WHEREAS, the Company and the Holders (as defined below) are entering into this Agreement in furtherance of the aforesaid provisions of the Plan.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Holders agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Plan have the meanings given such terms in the Plan. As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 16(c).

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly (including through one or more intermediaries), of the power or authority to direct or cause the direction of management, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act, as such definition may be amended from time to time.

“Bankruptcy Court” has the meaning set forth in the Preamble.

“beneficially own” (and related terms such as “beneficial ownership” and “beneficial owner”) shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.

“Board” means the Board of Directors of the Company or any authorized committee thereof.

“Bought Deal” has the meaning set forth in Section 8(a).

“Business Day” means any day, other than a Saturday or Sunday or a day on which the commercial banks in New York City are authorized or required by law to be closed.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class A common stock of the Company, par value $0.01 per share, and any securities into which such shares of Class A common stock may hereinafter be reclassified.

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Counsel to the Holders” means (i) with respect to the Initial Shelf Registration Statement pursuant to Section 2 or any subsequent Shelf Registration Statement pursuant to Section 3, the counsel from no more than one firm of attorneys selected by the Holders of a majority of the Registrable Securities with respect to each type of Registrable Security included in any such Registration Statement, (ii) with respect to any Demand Registration, the counsel from no more than one firm of attorneys selected by the Holders of a majority of the Registrable Securities with respect to each type of Registrable Security initially requesting such Demand Registration and (iii) with respect to any Underwritten Offering or Piggyback Offering, the counsel from no more than one firm of attorneys selected by the Majority Holders.

“Debtors” has the meaning set forth in the Preamble.

“Demand Registration” has the meaning set forth in Section 5(a).

“Demand Registration Request” has the meaning set forth in Section 5(a).

“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form S-1” means Form S-1 under the Securities Act, or any other form hereafter adopted by the Commission for the general registration of securities under the Securities Act.

“Form S-3” means Form S-3 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-3.

“Form S-4” means Form S-4 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-4.

“Form S-8” means Form S-8 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-8.

“FINRA” has the meaning set forth in Section 10.

“Grace Period” has the meaning set forth in Section 7(a)(ii).

“Holder” or “Holders” means the parties signatory to this Agreement, other than the Company, and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant to this Agreement. A Person shall cease to be a Holder hereunder at such time as it ceases to hold any Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 12(c).

“Indemnifying Party” has the meaning set forth in Section 12(c).

“Initial Form 10-Q or 10-K” has the meaning set forth in Section 2(a).

“Initial Shelf Expiration Date” has the meaning set forth in Section 2(f).

“Initial Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Lockup Period” has the meaning set forth in Section 11(a).

“Losses” has the meaning set forth in Section 12(a).

“Majority Holders” means, with respect to any Underwritten Offering, the holders of a majority of the Registrable Securities to be included in such Underwritten Offering held by all Holders that have made the request requiring the Company to conduct such Underwritten Offering (but not including any Holders that have exercised “piggyback” rights hereunder to be included in such Underwritten Offering).

“MacKay” means the clients, funds and accounts to which the High Yield team of MacKay Shields LLC provides discretionary investment management services with respect to Registrable Securities.

“Opt-Out Notice” has the meaning set forth in Section 8(e).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 8(a).

“Piggyback Offering” has the meaning set forth in Section 8(a).

“Plan” has the meaning set forth in the Preamble.

“Plan Effective Date” shall mean the date on which the Plan becomes effective.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, collectively, (a) as of the Plan Effective Date, all shares of Common Stock issued to any Holder or, other than with respect to MacKay, to any Affiliate or Related Fund of any Holder, either directly or pursuant to a joinder or assignment, and any additional shares of Common Stock acquired by any Holder or, other than with respect to MacKay, to any Affiliate or Related Fund of any Holder, in open market or other purchases and issued or issuable to any Holder or, other than with respect to MacKay, to any Affiliate or Related Fund of any Holder, upon the conversion, exchange or exercise of options, warrants and other securities convertible, exchangeable or exercisable (at any time or upon the occurrence of any event or contingency without regard to any vesting or other conditions to which such securities may be subject) for Common Stock, after the Plan Effective Date (b) as of the Plan Effective Date, all Senior Secured PIK Notes issued to any Holder or, other than with respect to MacKay, to any Affiliate or Related Fund of any Holder, either directly or pursuant to a joinder or assignment, and any additional Senior Secured PIK Notes acquired by any any Holder or, other than with respect to MacKay, to any Affiliate or Related Fund of any Holder, in open market or other purchases after the Plan Effective Date and (c) any additional shares of Common Stock paid, issued or distributed in respect of any such shares described under clause (a) by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which such securities are sold or disposed of pursuant to an effective Registration Statement; (ii) the date on which such securities are disposed of pursuant to Rule 144 under circumstances in which all of the applicable conditions of Rule 144 (then in effect) are met; (iii) the date on which such Registrable Securities cease to be outstanding; and (iv) the ten year anniversary of the date hereof. If at any time a Holder ceases to hold Registrable Securities pursuant to the proviso in clause (c) above, such Holder shall no longer have any rights pursuant to this Agreement, regardless if any additional Registrable Securities are acquired pursuant to clause (a) or (b) above.

“Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any Shelf Registration Statement), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled, advised, sub-advised, managed or co-managed by such Person, by any Affiliate of such Person, or, if applicable, such Person’s investment manager.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder Questionnaire” means a questionnaire reasonably adopted by the Company from time to time.

“Senior Secured PIK Notes” means the Company’s 10% Senior Secured PIK Notes due 2024.

“Shelf Registration Statement” means a Registration Statement filed with the Commission in accordance with the Securities Act for the offer and sale of Registrable Securities by Holders on a continuous or delayed basis pursuant to Rule 415.

“Suspension Period” has the meaning set forth in Section 9(i).

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board, or OTC Markets Group marketplace (including, for the avoidance of doubt, OTCQX, OTCQB and the OTC Pink Market) on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer” has the meaning set forth in Section 14.

“Underwritten Offering” means an offering of Registrable Securities under a Registration Statement in which the Registrable Securities are sold to an underwriter for reoffering to the public, which Underwritten Offering shall be, at the election of the Holder(s) requesting such Underwritten Offering, either an Underwritten Offering for Common Stock or Senior Secured PIK Notes.

“Underwritten Takedown” has the meaning set forth in Section 2(h).

2. Initial Shelf Registration.

(a) The Company shall prepare a Shelf Registration Statement (as may be amended from time to time, the “Initial Shelf Registration Statement”), and shall include in the Initial Shelf Registration Statement the Registrable Securities of each Holder who shall have requested inclusion therein of some or all of their Registrable Securities by checking the appropriate box on the signature page of such Holder hereto or by written notice to the Company no later than the earliest to occur of the date that the first Quarterly Report on Form 10-Q or Annual Report on Form 10-K after the Plan Effective Date is required to be filed according to the rules and regulations of the Commission (the “Initial Form 10-Q or 10-K”). The Company shall (i) file the Initial Shelf Registration Statement with the Commission no later than five (5) Business Days after the Company files the Initial Form 10-Q or 10-K, and (ii) use its reasonable best efforts to have the Initial Shelf Registration Statement declared effective by the Commission as soon as reasonably practicable after the Company files the Initial Shelf Registration Statement (but in no event later than seventy-five (75) days after it shall have filed such Shelf Registration Statement, unless it is not practicable to do so due to circumstances directly relating to outstanding comments of the Commission relating to such Shelf Registration Statement; provided that the Company is using its reasonable best efforts to address any such comments as promptly as possible).

(b) The Company shall include in the Initial Shelf Registration Statement all Registrable Securities whose inclusion has been timely requested as aforesaid; provided, however, that the Company shall not be required to include an amount of Registrable Securities in excess of the amount as may be permitted to be included in such Registration Statement under the rules and regulations of the Commission and the applicable interpretations thereof by the Staff of the Commission (with any Registrable Securities not permitted to be included in the Initial Shelf Registration Statement pursuant to this Section 2(b) to be allocated among the Holders on a pro rata basis based on the total amount of Registrable Securities owned by the Holders requesting their Registrable Securities be included, unless the Commission otherwise requires or such Holders otherwise agree).

(c) Subject to Section 2(b), upon the request of any Holder whose Registrable Securities are not included in the Initial Shelf Registration Statement at the time of such request, the Company shall amend the Initial Shelf Registration Statement to include the Registrable Securities of such Holder; provided, however, that the Company shall not be required to amend the Initial Shelf Registration Statement more than once every ninety (90) days.

(d) Within five (5) Business Days after receiving a request pursuant to Section 2(c), the Company shall give written notice of such request to all other Holders of Registrable Securities and shall include in such amendment all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the Company’s giving of such notice, provided, that such Registrable Securities are not already covered by an existing and effective Registration Statement that may be utilized for the offer and sale of the Registrable Securities requested to be registered in the manner so requested.

(e) The Initial Shelf Registration Statement shall be on Form S-1; provided, however, that, upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on Form S-3 (including without limitation a Form S-3 filed as an Automatic Shelf Registration Statement), the Company shall use reasonable best efforts to amend the Initial Shelf Registration Statement to a Shelf Registration Statement on Form S-3 or file a Shelf Registration Statement on Form S-3 in substitution of the Initial Shelf Registration Statement as initially filed as soon as reasonably practicable thereafter.

(f) The Company shall use reasonable best efforts to keep the Initial Shelf Registration Statement continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the earlier of (i) the date the Company (A) is eligible to register the Registrable Securities for resale by Holders on Form S-3 and (B) has filed such Registration Statement with the Commission and which is effective and (ii) the date that all Registrable Securities covered by the Initial Shelf Registration Statement shall cease to be Registrable Securities (such earlier date, the “Initial Shelf Expiration Date”).

(g) If the Initial Shelf Registration Statement is on Form S-1, then for so long as any Registrable Securities covered by the Initial Shelf Registration Statement remain unsold, the Company will file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law, any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Company with the Commission, or any other information necessary so that (i) the Initial Shelf Registration Statement shall not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein not misleading, and (ii) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that these obligations remain subject to the Company’s rights under Section 7 of this Agreement.

(h) Upon the demand of one or more Holders, the Company shall facilitate a “takedown” of Registrable Securities in the form of an Underwritten Offering (each, an “Underwritten Takedown”), in the manner and subject to the conditions described in Section 6 of this Agreement, provided, that the number of shares of Common Stock or Senior Secured PIK Notes included in such “takedown” shall equal at least five percent (5%) of all outstanding shares of Common Stock or twenty percent (20%) of the aggregate principal amount outstanding of Senior Secured PIK Notes, as applicable, at such time.

3. Subsequent Shelf Registration Statements.

(a) After the Effective Date of the Initial Shelf Registration Statement and for so long as any Registrable Securities remain outstanding, the Company shall use its reasonable best efforts to (A) become eligible and/or to maintain its eligibility to register the Registrable Securities on Form S-3 and (B) meet the requirements of General Instruction VII of Form S-1.

(b) After the Initial Shelf Expiration Date and for so long as any Registrable Securities remain outstanding, if there is not an effective Registration Statement which includes the Registrable Securities that are currently outstanding, the Company shall (i) if the Company is eligible to register the Registrable Securities on Form S-3, promptly file a Shelf Registration Statement on Form S-3 and use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable or (ii) if the Company is not eligible at such time to register the Registrable Securities on Form S-3, promptly file a Shelf Registration Statement on Form S-1 and use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable and for so long as any Registrable Securities covered by such Shelf Registration Statement on Form S-1 remain unsold, the Company will file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law, any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Company with the Commission, or any other information necessary so that (x) such Shelf Registration shall not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein not misleading, and (y) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that the Company shall not be required to include an amount of Registrable Securities in excess of the amount as may be permitted to be included in such Shelf Registration Statement under the rules and regulations of the Commission and the applicable interpretations thereof by the Staff of the Commission (with any Registrable Securities not permitted to be included in such Shelf Registration Statement pursuant to this Section 3(b) to be allocated among the Holders on a pro rata basis based on the total amount of Registrable Securities owned by the Holders requesting their Registrable Securities be included, unless the Commission otherwise requires or such Holders otherwise agree); provided, further, that these obligations remain subject to the Company’s rights under Section 7 of this Agreement.

4. Quotation.

(a) If on the Plan Effective Date, the shares of Common Stock are not quoted on one of OTCQX or OTCQB, the Company shall use commercially reasonable efforts to cause all shares of Common Stock to be quoted on the OTC Pink Market as soon possible after the Plan Effective Date and shall thereafter use its commercially reasonable efforts to maintain such quotation.

5. Demand Registration.

(a) At any time and from time to time beginning on the date the Company is eligible to use Form S-3 for the offer and sale of the Registrable Securities, any Holder or group of Holders that hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock or twenty percent (20%) of the aggregate principal amount outstanding of Senior Secured PIK Notes, as applicable, at such time, may request in writing (“Demand Registration Request”) that the Company effect the registration of all or part of such Holder’s or Holders’ applicable

Registrable Securities with the Commission under and in accordance with the provisions of the Securities Act (each, a “Demand Registration”). The Company will file a Registration Statement covering such Holder’s or Holders’ Registrable Securities requested to be registered, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective, as promptly as practicable after receipt of such request; provided, however, that the Company will not be required to file a Registration Statement pursuant to this Section 5(a):

(i) if the Registrable Securities requested to be registered are already covered by an existing and effective Registration Statement and such Registration Statement may be utilized for the offer and sale of the Registrable Securities requested to be registered; or

(ii) if the number of Demand Registration Requests previously made pursuant to this Section 5(a) shall equal or exceed four (4) in any twelve (12)-month period irrespective of whether the Demand Registration relates to Common Stock or Senior Secured PIK Notes; provided, however, that a Demand Registration Request shall not be considered made for purposes of this clause (ii) unless the requested Registration Statement has been declared effective by the Commission for more than 75% of the full amount of Registrable Securities for which registration has been requested.

(b) A Demand Registration Request shall specify (i) the then-current name and address of such Holder or Holders, (ii) the aggregate number of Registrable Securities requested to be registered, (iii) the total number of Registrable Securities then beneficially owned by such Holder or Holders, and (iv) the intended means of distribution.

(c) The Company may satisfy its obligations under Section 5(a) hereof by amending (to the extent permitted by applicable law) any registration statement previously filed by the Company under the Securities Act, so that such amended registration statement will permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a Demand Registration Request has been properly made under Section 5(b) hereof. If the Company so amends a previously filed registration statement, it will be deemed to have effected a registration for purposes of Section 5(a) hereof.

(d) Within five (5) Business Days after receiving a Demand Registration Request, the Company shall give written notice of such request to all other Holders of Registrable Securities and shall, subject to the provisions of Section 6(c) in the case of an Underwritten Offering, include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the Company’s giving of such notice, provided, that such Registrable Securities are not already covered by an existing and effective Registration Statement that may be utilized for the offer and sale of the Registrable Securities requested to be registered in the manner so requested.

(e) The Company will use its reasonable best efforts to keep a Registration Statement that has become effective as contemplated by this Section 5 continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission:

(i) in the case of a Registration Statement other than a Shelf Registration Statement on Form S-3, until all Registrable Securities registered thereunder have been sold pursuant to such Registration Statement; and

(ii) in the case of a Shelf Registration Statement on Form S-3, until the earlier of: (x) three (3) years following the Effective Date of such Shelf Registration Statement on Form S-3; and (y) the date that all Registrable Securities covered by such Shelf Registration Statement on Form S-3 shall cease to be Registrable Securities.

(f) The Holder or Holders making a Demand Registration Request may, at any time prior to the Effective Date of the Registration Statement relating to such registration, revoke their request for the Company to effect the registration of all or part of such Holder’s or Holders’ Registrable Securities by providing a written notice to the Company. If, pursuant to the preceding sentence, the entire Demand Registration Request is revoked, then, at the option of the Holder or Holders who revoke such request, either (i) such Holder or Holders shall reimburse the Company for all of its reasonable and documented out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement, which out-of-pocket expenses, for the avoidance of doubt, shall not include overhead expenses and which requested registration shall not count as one of the permitted Demand Registration Requests hereunder or (ii) the requested registration that has been revoked will be deemed to have been effected for purposes of Section 5(a).

(g) If a Registration Statement filed pursuant to this Section 5 is a Shelf Registration Statement, then upon the demand of one or more Holders, the Company shall facilitate a “takedown” of Registrable Securities in the form of an Underwritten Offering, in the manner and subject to the conditions described in Section 6 of this Agreement, provided, that the number of shares of Common Stock or Senior Secured PIK Notes, as applicable, included in such “takedown” shall equal at least five percent (5%) of all outstanding shares of Common Stock or twenty percent (20%) of the aggregate principal amount outstanding of Senior Secured PIK Notes, as applicable, at such time.

6. Procedures for Underwritten Offerings. The following procedures shall govern Underwritten Offerings pursuant to Section 2(h) or Section 5(g), whether in the case of an Underwritten Takedown or otherwise.

(a) The Majority Holders shall send a request to the Company specifying the type of Registrable Security (either Common Stock or Senior Secured PIK Notes, but not both) for which an Underwritten Offering is being requested, and in such notice shall specify one or more investment banking firm(s) of national standing to be the managing underwriter or underwriters for any Underwritten Offering pursuant to a Demand Registration Request or an Underwritten Takedown with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) All Holders proposing to distribute their Registrable Securities through an Underwritten Offering, as a condition for inclusion of their Registrable Securities therein, shall agree to enter into an underwriting agreement with the underwriters; provided, however, that the underwriting agreement is in customary form and reasonably acceptable to the Majority Holders and provided, further, that no Holder of Registrable Securities included in any Underwritten

Offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested).

(c) If the managing underwriter or underwriters for an Underwritten Offering pursuant to a Demand Registration or an Underwritten Takedown advises the Holders that the total amount of Registrable Securities proposed to be included in such offering is such as to materially adversely affect the price, timing or distribution of the securities being offered pursuant to such Underwritten Offering, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate any securities of the Company to be included by the Company; and second, the Company shall reduce the number of Registrable Securities to be included by Holders on a pro rata basis based on the total amount of Registrable Securities owned by the Holders requesting their Registrable Securities be included in the Underwritten Offering.

(d) Within three (3) Business Days after receiving a request for an Underwritten Offering constituting a “takedown” from a Shelf Registration Statement, the Company shall give written notice of such request to all other Holders, including the type of Registrable Security to be included in such “takedown,” and subject to the provisions of Section 6(c) hereof, include in such Underwritten Offering all such Registrable Securities that are the subject of such “takedown” with respect to which the Company has received written requests for inclusion therein within five (5) days after the Company’s giving of such notice; provided, however, that such Registrable Securities are covered by an existing and effective Shelf Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be sold.

(e) The Company will not be required to undertake an Underwritten Offering pursuant to Section 2(h) or Section 5(g) if the number of Underwritten Offerings previously made pursuant to Section 2(h) or Section 5(g) in the immediately preceding twelve (12)-month period shall exceed three (3); provided, however, that an Underwritten Offering shall not be considered made for purposes of this Section 6(e) unless the offering has resulted in the disposition by the Holders of at least 75% of the amount and type of Registrable Securities requested to be sold.

7. Grace Periods.

(a) Notwithstanding anything to the contrary herein—

(i) the Company shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the Commission suspend the use of, a Registration Statement (including the Prospectus included therein) if in the good faith judgment of the Board, such registration, offering or use would reasonably be expected to materially affect in an adverse manner or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Company in an adverse manner; provided, however, that in the event such Registration Statement relates to a Demand Registration Request or an Underwritten Offering pursuant to Section 2(h) or Section 5(g), then the Holders initiating such Demand Registration Request or such Underwritten Offering shall be entitled to withdraw the Demand Registration Request or request for the Underwritten Offering and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 5(a)(ii) or Section 6(e) and the Company shall pay all registration expenses in connection with such registration; and

(ii) at any time after a Registration Statement has been declared effective by the Commission and there is no duty to disclose under applicable law, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time would, in the good faith judgment of the Board, adversely affect the Company (the period of a postponement or suspension as described in clause (i) and/or a delay described in this clause (ii), a “Grace Period”).

(b) The Company shall promptly (i) notify the Holders in writing of the existence of the event or material non-public information giving rise to a Grace Period (provided, that the Company shall not disclose the content of such material non-public information to any Holder, without the express consent of such Holder) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, (ii) use reasonable best efforts to terminate a Grace Period as promptly as practicable and (iii) notify the Holders in writing of the date on which the Grace Period ends.

(c) The duration of any one Grace Period shall not exceed sixty (60) days, the aggregate of all Grace Periods in total during any three hundred sixty-five (365) day period shall not exceed ninety (90) days, and the maximum number of Grace Periods that may be declared by the Company in any fiscal year shall not exceed three (3). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) of Section 7(b) and shall end on and include the later of the date the Holders receive the notice referred to in clause (iii) of Section 7(b) and the date referred to in such notice. In the event the Company declares a Grace Period, the period during which the Company is required to maintain the effectiveness of an Initial Shelf Registration Statement or a Registration Statement filed pursuant to a Demand Registration Request shall be extended by the number of days during which such Grace Period is in effect.

8. Piggyback Registration.

(a) If at any time, and from time to time, the Company proposes to—

(i) file a registration statement under the Securities Act with respect to an underwritten offering of Common Stock of the Company or any securities convertible or exercisable into Common Stock of the Company (other than with respect to a registration statement (x) on Form S-8 (or other registration solely relating to an offering or sale to employees, directors or consultants of the Company and its subsidiaries pursuant to any employee stock plan or other employee benefit arrangement), (y) on Form S-4 that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto or (z) on another form not available for registering the Registrable Securities for sale to the public), whether or not for its own account; or

(ii) conduct an underwritten offering constituting a “takedown” of a class of Common Stock or any securities convertible or exercisable into Common Stock registered under a Shelf Registration Statement previously filed by the Company;

the Company shall give written notice (the “Piggyback Notice”) of such proposed filing or underwritten offering to the Holders at least ten (10) Business Days before the anticipated filing date (provided, that in the case of a “bought deal,” “registered direct offering” or “overnight transaction” (a “Bought Deal”), such Piggyback Notice shall be given not less than three (3) Business Days prior to the expected date of commencement of the public announcement of the transaction. Such notice shall include the number and class of securities proposed to be registered or offered, the proposed date of filing of such registration statement or the conduct of such underwritten offering, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the front cover page of such registration statement, and shall offer the Holders the opportunity to register such amount of Registrable Securities (including, for the avoidance of doubt, the Holders’ Common Stock but excluding the Holders’ Senior Secured PIK Notes) as each Holder may request on the same terms and conditions as the registration of the Company’s and/or the holders of other securities of the Company securities, as the case may be (a “Piggyback Offering”). Subject to Section 8(b), the Company will include in each Piggyback Offering all Registrable Securities for which the Company has received written requests for inclusion within seven (7) Business Days after the date the Piggyback Notice is given (provided, that in the case of a Bought Deal, such written requests for inclusion must be received within two (2) Business Days after the date the Piggyback Notice is given); provided, however, that the Company will either (i) include such Registrable Securities in such underwritten offering in such registration statement or (ii) if such Registrable Securities are otherwise registered pursuant to an existing and effective Shelf Registration Statement under this Agreement, include such Registrable Securities in such underwritten offering under such Shelf Registration Statement.

(b) The Company will cause the managing underwriter or underwriters of the proposed offering to permit the Holders that have requested Registrable Securities to be included in the Piggyback Offering to include all such Registrable Securities on the same terms and conditions (provided, that no Holder shall be required to make any representations or warranties except as provided in Section 6(b)) as any similar securities, if any, of the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advises the Company and the selling Holders in writing that, in its view, the total amount of securities that the Company and such Holders propose to include in such offering is such as to materially adversely affect the price, timing or distribution of the securities being offered pursuant to such underwritten offering, then the Company will include in such Piggyback Offering: (i) first, all securities to be offered by the Company, (ii) second, up to the full amount of securities requested to be included in such Piggyback Offering by the Holders and (iii) third, up to the full amount of securities requested to be included in such Piggyback Offering by any other holders, if any, entitled to participate in such offering, such that, in each case, the total amount of securities to be included in such Piggyback Offering is the full amount that, in the view of such managing underwriter, can be sold without materially adversely affecting the price, timing or distribution of the securities being offered in such underwritten offering.

(c) If at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason not to register or delay the registration of the Piggyback Offering, the Company may, at its election, give notice of its determination to all Holders, and in the case of such a determination, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned or delayed Piggyback Offering, without prejudice.

(d) Any Holder of Registrable Securities requesting to be included in a Piggyback Offering may withdraw its request for inclusion by giving written notice to the Company, at least three (3) Business Days prior to the anticipated Effective Date of the Registration Statement filed in connection with such Piggyback Offering (in the case that the Registration Statement requires acceleration of effectiveness), or in all other cases, two (2) Business Days prior to the anticipated date of the filing by the Company under Rule 424 of a supplemental prospectus (which shall be the preliminary supplemental prospectus, if one is used in the “takedown”) with respect to such offering, of its intention to withdraw from that registration; provided, however, that (i) the Holder’s request be made in writing and (ii) the withdrawal will be irrevocable and, after making the withdrawal, a Holder will no longer have any right to include its Registrable Securities in that Piggyback Offering.

(e) Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to the Company at any time requesting that such Holder not receive notice from the Company of any proposed underwritten offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

9. Registration Procedures. If and when the Company is required to effect any registration under the Securities Act as provided in this Agreement, the Company shall use its reasonable best efforts to:

(a) prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its reasonable best efforts to cause such Registration Statement to be declared or become effective as soon as reasonably practicable and in any event within the time periods set forth within this Agreement, and remain effective, subject to the limitations contained herein;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein;

(c) (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Holders whose securities are covered by the Registration Statement copies of all such documents, other than documents that are incorporated by reference into such Registration Statement or Prospectus, proposed to be filed and such other documents reasonably requested by such Holders (which may be furnished by email), and afford Counsel to the Holders a reasonable opportunity to review and comment on such documents; and (ii) in connection with the preparation and filing of each such Registration Statement pursuant to this Agreement, (A) upon reasonable advance notice to the Company, give each of the foregoing such reasonable access to all financial and other records, corporate documents and properties of the Company as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and Exchange Act, and (B) upon reasonable advance notice to the Company and during normal business hours, provide such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act;

(d) notify each selling Holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e) with respect to any offering of Registrable Securities, furnish to each selling Holder of Registrable Securities, and the managing underwriters for such Underwritten Offering, if any, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(f) (i) register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders covered by such Registration Statement shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (iii) take any other action that may be necessary or reasonably advisable to enable such Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

(g) cause all Registrable Securities included in such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of counsel to the Company or Counsel to the Holders to enable such Holder or Holders thereof to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(h) with respect to any Underwritten Offering, obtain and, if obtained, furnish to each Holder that is named as an underwriter in such Underwritten Offering and each other underwriter thereof, a signed

(i) opinion of outside counsel for the Company (including a customary 10b-5 statement), dated the date of the closing under the underwriting agreement and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such underwriters, if any, and

(ii) “comfort” letter, dated the date of the Underwriting Agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountant customarily given in such an offering) in form and substance to such Holder and such underwriters, if any, in each case, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to underwriters in such types of offerings of securities;

(i) notify each Holder of Registrable Securities included in such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and for which the Company chooses to suspend the use of the Registration Statement and Prospectus in accordance with the terms of this Agreement, and promptly prepare and furnish (at the Company’s expense) to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (the period of time in between such notification and receipt of such Prospectus, as supplemented or amended, or the Advice delivered by the Company under Section 16(c), referred to herein as the “Suspension Period”);

(j) notify the Holders of Registrable Securities included in such Registration Statement promptly of any written comments from the Commission or any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(k) advise the Holders of Registrable Securities included in such Registration Statement promptly after the Company receives notice or obtains knowledge of any order suspending the effectiveness of a registration statement relating to the Registrable Securities at the earliest practicable moment and promptly use its reasonable best efforts to obtain the withdrawal of such order;

(l) otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering of Registrable Securities, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first (1st) full calendar month after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Form 10-Q and 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(m) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities included in a Registration Statement no later than the Effective Date thereof;

(n) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Holders beneficially owning a majority of the Registrable Securities with respect to each type of Registrable Security included in a Registration Statement or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification; and provide reasonable cooperation, including causing at least one (1) executive officer and a senior financial officer to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested; provided, however, that the Company shall have no obligation to participate in more than two (2) “road shows” in any twelve (12)-month period and such participation shall not unreasonably interfere with the business operations of the Company;

(o) if requested by the managing underwriter(s) or the Majority Holders in connection with an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to the plan of distribution for such Registrable Securities provided to the Company in writing by the managing underwriters and the Majority Holders and that is required to be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after notified of the information;

(p) cooperate with the Holders of Registrable Securities included in a Registration Statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such share amounts and registered in such names as the managing underwriters, or, if none, the Holders beneficially owning a majority of the Registrable Securities with respect to each type of Registrable Security being offered for sale, may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters;

(q) cause all Registrable Securities included in a Registration Statement to be listed on a Trading Market on which similar securities issued by the Company are then listed or quoted;

(r) permit any Holder of Registrable Securities who, in the reasonable judgment of the Company upon advice of counsel, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such Registration Statement; and

(s) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

In addition, prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company may from time to time reasonably request each Holder for information the Company requires from that Holder, including any update to or confirmation of the information contained in the Selling Stockholder Questionnaire, which Questionnaire shall be completed and delivered to the Company not later three (3) Business Days before such filing date. Each Holder agrees to furnish such information to the Company and cooperate with the Company as reasonably requested by the Company to enable it to comply with all applicable requirements of the Securities Act, the Exchange Act and any applicable regulatory or self-regulatory authority in connection with its obligations under this Agreement. Each Holder acknowledges that the Company may not name a Holder as a selling securityholder if such Holder has failed to furnish information, which in the opinion of counsel to the Company, is reasonably required to be furnished in order for the Registration Statement or Prospectus related thereto, as applicable, to comply with the applicable requirements of the Securities Act or the Exchange Act. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 9 will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

10. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts, fees or selling commissions or broker or similar commissions or fees, or transfer taxes of any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading or quoted, if any, (B) with respect to compliance with applicable state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with blue sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with the Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority (with respect to each of the shares of Common Stock and Senior Secured PIK Notes, calculated separately) of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) the reasonable fees and expenses incurred in connection with any road show for Underwritten Offerings, (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company will pay the reasonable fees and disbursements of the Counsel to the Holders, including, for the avoidance of doubt, any expenses of the Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or free writing prospectus hereunder or any Underwritten Offering.

11. Lockups.

(a) In connection with any Underwritten Takedown or underwritten registration pursuant to a Demand Registration Request or other underwritten public offering of equity securities by the Company, to the extent requested by any underwriter(s) managing such offering, except with the written consent of such underwriter(s), no Holder who participates in such offering or beneficially owns five percent (5%) or more of the outstanding shares of Common Stock shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, for up to a sixty (60)-day period beginning on the date of the final prospectus filed in connection with such offering (as such period may be extended or waived by the underwriters, the “Lockup Period”), except as part of such offering, provided, that such Lockup Period restrictions are applicable on substantially similar terms to the Company and all of its and its subsidiaries’ executive officers and directors; provided, further, that such Lockup Period shall include customary carve-outs, including that a Holder may make a distribution of Registrable Securities to any of its partners, members or stockholders thereof or a transfer of Registrable Securities to an

Affiliate or Related Fund that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees, as applicable, agree to be bound by the restrictions set forth in this Section 11(a). To the extent requested by the underwriter(s) managing such offering, each Holder agrees to execute a lock-up agreement in favor of the underwriter(s) managing such offering to such effect. The provisions of this Section 11(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

(b) In connection with any Underwritten Offering, the Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or Form S-8 or any successor thereto or as part of any registration of securities of offering and sale to employees, directors or consultants of the Company and its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), during the Lockup Period, except as part of such offering, without the prior written consent from the Majority Holders. To the extent requested by any underwriter managing such offering, the Company agrees to execute a lock-up agreement in favor of the underwriter managing such offering to such effect.

12. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, investment manager, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, investment manager, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished in writing to the Company by such Holder expressly for use therein or (B) such Losses are incurred by a seller of Registrable Securities as a result of selling such Registrable Securities under a defective or outdated Prospectus during a Suspension Period after receiving actual notice of such Suspension Period from the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 12(c)), shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Company may otherwise have.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its respective directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that (A) such untrue statements or omissions are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished in writing to the Company by such Holder expressly for use therein or (B) to the extent, and only to the extent such Losses are incurred by the Company as a result of a Holder selling such Registrable Securities under a defective or outdated Prospectus during a Suspension Period after receiving actual notice of such Suspension Period from the Company. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 12(c)), shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Holder may otherwise have.

(c) Conduct of Indemnification Proceedings.

(i) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(ii) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel there may be reasonable defenses available to the Indemnified Party that are in addition to or different from those available to the Indemnified Party or a conflict of interest exists if the same counsel were to represent such Indemnified Party and the

Indemnifying Party; provided, however, that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(iii) Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 12(c)) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided, however, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 12, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d) Contribution.

(i) If a claim for indemnification under Section 12(a) or (b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 12(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

13. Section 4(a)(7), Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company without registration, until such time as when no Registrable Securities remain outstanding, the Company covenants that it will (i) if it is subject to the reporting requirement of 13 or 15(d) of the Exchange act, file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder or (ii) if it is not subject to the reporting requirement of 13 or 15(d) of the Exchange Act, make available information necessary to comply with Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A, if available, with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

14. Transfer of Registration Rights. Any Holder may freely assign its rights hereunder on a pro rata basis in connection with any sale, transfer, assignment, or other conveyance (any of the foregoing, a “Transfer”) of Registrable Securities to any transferee or assignee, including any Affiliate or Related Fund of any Holder; provided, that all of the following additional conditions are satisfied: (a) such Transfer is effected in accordance with applicable securities laws; (b) such transferee or assignee executes a joinder to this Agreement substantially in the form attached as Exhibit A hereto; and (c) the Company is given written notice by such Holder of such Transfer, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned and provide the amount of any other capital stock of the Company beneficially owned by such transferee or assignee; provided, further, that (i) any rights assigned hereunder shall apply only in respect of Registrable Securities that are Transferred and not in respect of any other securities that the transferee or assignee may hold and (ii) any Registrable Securities that are Transferred may cease to constitute Registrable Securities following such Transfer in accordance with the terms of this Agreement.

15. Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

16. Miscellaneous.

(a) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities pursuant to any Registration Statement only in accordance with a method of distribution described in each Registration Statement.

(c) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of a Grace Period or any event of the kind described in Section 9(i), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing by the Company (the “Advice”) that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop transfer orders to its transfer agent to enforce the provisions of this paragraph.

(d) No Inconsistent Agreements; Limitation on Subsequent Registration Rights. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement without the prior written consent of the Holders of a majority (with respect to each of the shares of Common Stock and Senior Secured PIK Notes, calculated separately) of the Registrable Securities outstanding at such time, into any agreement that is inconsistent with or grants registration rights that have parity with or are more favorable than the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority (with respect to each of the shares of Common Stock and Senior Secured PIK Notes, calculated separately) of the Registrable Securities outstanding at such time file or have declared effective a registration statement for equity securities before the Initial Shelf Registration Statement is declared effective. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority (with respect to each of the shares of Common Stock and Senior Secured PIK Notes, calculated separately) of the Registrable Securities outstanding at such time, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in the Initial Shelf Registration Statement, or in any Piggyback Offering on a basis that is on parity with, or superior in any material respect to, the Piggyback Offering rights granted to the Holders pursuant to Section 8 of this Agreement.

(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding at least a majority (with respect to each of the shares of Common Stock and Senior Secured PIK Notes, calculated separately) of the then outstanding Registrable Securities; provided, however, that any party may give a waiver as to itself; provided, further, that no amendment, modification, supplement, or waiver that disproportionately and adversely affects, alters, or changes the interests of any Holder shall be effective against such Holder without the prior written consent of such Holder; provided further, that the definition of “Holders” in Section 1 and the provisions of Section 2(c) may not be amended, modified or supplemented, or waived unless in writing and signed by all the signatories to this Agreement; provided, further, that the waiver of any provision with respect to any Registration Statement or offering may be given by Holders holding at least a majority (with respect to each of the shares of Common Stock and Senior Secured PIK Notes, calculated separately) of the then outstanding Registrable Securities entitled to participate in such offering or, if such offering shall have been commenced, having elected to participate in such offering. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority (with respect to each of the shares of Common Stock and Senior Secured PIK Notes, calculated separately) of the Registrable Securities outstanding at such time to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(f) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail (return receipt requested, postage prepaid), by private national courier service, by personal delivery, by electronic mail or by facsimile transmission. Such notice or communication shall be deemed given (i) if mailed, two days after the date of mailing, (ii) if sent by national courier service, one Business Day after being sent, (iii) if delivered personally, when so delivered, (iv) if sent by electronic mail, on the Business Day such electronic mail is transmitted (if delivered prior to 5 p.m. Lafayette, Louisiana time, or, if thereafter, then as of the next day), or (v) if sent by facsimile transmission, on the Business Day such facsimile is transmitted, in each case as follows:

(i)	If to the Company:

PetroQuest Energy, Inc.

400 E. Kaliste Saloom Road, Suite 6000

Lafayette, Louisiana 70508

Attention: Charles T. Goodson and J. Bond Clement

E-mail addresses: cgoodson@petroquest.com; bclement@petroquest.com

Facsimile: (337) 232-0044

with copies (which shall not constitute notice) to:

Porter Hedges LLP

1000 Main Street, Suite 3600

Houston, Texas 77002

Attention: E. James Cowen

E-mail address: JCowen@porterhedges.com

Facsimile: (713) 228-1331

(ii)	If to the Holders (or to any of them), at their addresses as they appear in the records of the Company or the records of the transfer agent or registrar, if any, for the Common Stock.

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any trustee in bankruptcy). In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders of Registrable Securities (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof); provided, however, that such subsequent holder of Registrable Securities shall be required to execute a joinder to this Agreement substantially in the form attached as Exhibit A hereto. No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

(h) Execution and Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i) Delivery by Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means (including electronic mail), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(j) Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties to this Agreement consents and agrees that any action to enforce this Agreement or any dispute, whether such dispute arises in law or equity, arising out of or relating to this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or any New York State Court sitting in New York City. The parties hereto consent and agree to submit to the exclusive jurisdiction of such courts. Each of the parties to this Agreement waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party and such party’s property is immune from any legal process issued by such courts or (ii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The parties hereby agree that mailing of process or other papers in connection with any such action or proceeding to an address provided in writing by the recipient of such mailing, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service in the manner herein provided.

(k) Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 16(k) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(l) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this

Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(m) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The use of the words “or,” “either” or “any” shall not be exclusive. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time. All Registrable Securities held by a Holder, its Affiliates and its Related Funds may be aggregated together for purposes of determining the availability of any rights under this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n) Entire Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(o) Termination. The obligations of the Company and of any Holder, other than those obligations contained in Section 12 and this Section 16, shall terminate with respect to the Company and such Holder as soon as such Holder no longer beneficially owns any Registrable Securities.

(p) No Third Party Beneficiaries. Except as provided in Section 12 with respect to indemnification of certain third parties hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PETROQUEST ENERGY, INC.

By:	/s/ J. Bond Clement
Name: J. Bond Clement
Title: Chief Financial Officer

HOLDERS:

MACKAY SHEILDS LLC, on behalf of its clients, funds and accounts to which its High Yield team provides discretionary investment management services with respect to Registrable Securities

By:	/s/ Young Lee
Name: Young Lee
Title: Senior Managing Director

☒	By checking this box, the Holder signing above hereby requests the inclusion of all of its Registrable Securities in the Initial Shelf Registration Statement.

☐

By checking this box, the Holder signing above hereby requests the inclusion of _____________________ of its Registrable Securities in the Initial Shelf Registration Statement, constituting less than all of its Registrable Securities.

HOLDERS:

Corre Opportunities Qualified Master Fund, LP

By:	/s/ Eric Soderlund
Name: Eric Soderlund
Title: Authorized Signatory

☒	By checking this box, the Holder signing above hereby requests the inclusion of all of its Registrable Securities in the Initial Shelf Registration Statement.

☐

By checking this box, the Holder signing above hereby requests the inclusion of _____________________ of its Registrable Securities in the Initial Shelf Registration Statement, constituting less than all of its Registrable Securities.

HOLDERS:

Corre Opportunities II Master Fund, LP

By:	/s/ Eric Soderlund
Name: Eric Soderlund
Title: Authorized Signatory

☒	By checking this box, the Holder signing above hereby requests the inclusion of all of its Registrable Securities in the Initial Shelf Registration Statement.

☐

By checking this box, the Holder signing above hereby requests the inclusion of _____________________ of its Registrable Securities in the Initial Shelf Registration Statement, constituting less than all of its Registrable Securities.

HOLDERS:

Corre Horizon Interim Fund LLC

By:	/s/ Eric Soderlund
Name: Eric Soderlund
Title: Authorized Signatory

☒	By checking this box, the Holder signing above hereby requests the inclusion of all of its Registrable Securities in the Initial Shelf Registration Statement.

☐

By checking this box, the Holder signing above hereby requests the inclusion of _____________________ of its Registrable Securities in the Initial Shelf Registration Statement, constituting less than all of its Registrable Securities.

Exhibit A

FORM OF JOINDER

THIS JOINDER (this “Joinder”) to the Registration Rights Agreement dated as of February 8, 2019, by and among PetroQuest Energy, Inc., a Delaware corporation (the “Company”), and the holders party thereto (the “Registration Rights Agreement”), is made and entered into as of [                ], 20[    ] by the undersigned [                ] (the “Assuming Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

As a condition to the acquisition of rights under the Registration Rights Agreement in accordance with the terms thereof, the Assuming Holder represents and agrees as follows:

1. Transfer or Assignment: The Assuming Holder has acquired certain Registrable Securities from [                ] as set forth on the signature page.

2. Agreement to be Bound. The Assuming Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

3. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and the Assigning Holder and its successors, heirs and assigns.

4. Governing Law. The Joinder is governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles that would result in the application of the laws of any law other than the law of the State of New York.

5. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Registration Rights Agreement as of the date first written above.

[ASSUMING HOLDER]

By:
Name:
Title:

Address:

Email:

Amount and type of Registrable Securities Acquired: